Exhibit 10.5A

QUANERGY SYSTEMS, INC.

RESTRICTED STOCK UNIT GRANT NOTICE

(2013 AMENDED STOCK INCENTIVE PLAN)

Quanergy Systems, Inc. (the “Company”), pursuant to its 2013 Amended Stock Incentive Plan (the “Plan”), hereby awards to the person named below (“Participant”) a Restricted Stock Unit Grant for the number of Shares (“Restricted Stock Units” or “RSUs”) set forth below (this “Award”). This Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice (this “Grant Notice”), as well as the Plan and the Restricted Stock Unit Award Agreement (the “Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Agreement. In the event of any conflict between the terms in this Grant Notice, the Agreement and/or the Plan, the terms of the Plan shall control.

Participant:	«Name»
Date of Grant:	«Grant_Date»
Vesting Commencement Date:	«Vest_Date»
Number of Restricted Stock Units:	«Shares»
Expiration Date:	The earlier to occur of: (a) the date on which settlement of all vested Restricted Stock Units granted hereunder occurs and (b) the seventh (7th) anniversary of the Date of Grant.

Vesting Schedule:	[Vesting Schedule]

Issuance Schedule:	Subject to adjustment as provided for in Section 3 of the Agreement, one Share will be issued for each Restricted Stock Unit that vests at the time set forth in Section 5 of the Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Shares pursuant to this Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. Participant acknowledges that there may be tax consequences as a result of the Restricted Stock Units (including upon grant, vesting or settlement of the Restricted Stock Units and/or disposition of the Shares) and that Participant should consult a tax adviser generally about the taxation of the Restricted Stock Units. Participant agrees and acknowledges that the Time and Service Based Requirement may change prospectively in the event that Participant’s service status changes (for example, during a leave of absence or a change from full-time to part-time status). Participant agrees and acknowledges that the RSUs will not vest (in whole or in part) if the Participant’s Service is terminated for Cause prior to an Initial Vesting Event.

By accepting this Award, Participant acknowledges having received and read the Grant Notice, the Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

QUANERGY SYSTEMS, INC.	PARTICIPANT

By:
Signature	Signature

Title:	Date:

Date:

ATTACHMENTS:	Attachment I: Award Agreement
Attachment II: Amended 2013 Equity Incentive Plan

ATTACHMENT I

QUANERGY SYSTEMS, INC.

AMENDED 2013 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (the “Agreement”), Quanergy Systems, Inc. (the “Company”) has awarded you (“Participant”) a Restricted Stock Unit Award (this “Award”) pursuant to the Company’s Amended 2013 Stock Incentive Plan (the “Plan”) for the number of Restricted Stock Units indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of Participant’s Award, in addition to those set forth in the Grant Notice, are as follows.

1. GRANT OF AWARD. This Award represents the right to be issued on a future date one (1) Share for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to adjustment under Section 3 below) as indicated in the Grant Notice, subject to the limitations contained in the Grant Notice, this Agreement and/or the Plan. This Award was granted in consideration of Participant’s services to the Company.

2. VESTING. Subject to the limitations contained in the Grant Notice, this Agreement and/or the Plan, Participant’s Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice. If Participant’s Service terminates for any reason, all Restricted Stock Units for which vesting is no longer possible under the terms of the Grant Notice shall be automatically forfeited to the Company without consideration and at no cost to the Company, and all rights of Participant to such Restricted Stock Units shall immediately terminate. For the avoidance of doubt, if (i) Participant’s Service terminates prior to an Initial Vesting Event and Participant had not satisfied any portion of the Time and Service Based Requirement as of such termination of Service or (ii) Participant’s Service is terminated for Cause prior to an Initial Vesting Event, then all Restricted Stock Units subject to this Award shall be automatically forfeited to the Company without consideration and at no cost to the Company, and all rights of Participant to this Award shall immediately terminate, in each case upon such termination of Service. In case of any dispute as to whether a termination of Service has occurred and/or whether such termination of Service was for Cause, the Board and/or the Committee, as applicable, shall have sole discretion to determine whether such termination has occurred, whether such termination was for Cause and the effective date of such termination.

3. NUMBER OF SHARES. The number of Restricted Stock Units subject to Participant’s Award may be adjusted from time to time for capital adjustments, as provided in Section 9(a) of the Plan. Any additional Restricted Stock Units, Shares, cash or other property that becomes subject to this Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board and/or the Committee, as applicable, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and Shares covered by Participant’s Award. Pursuant to Section 9(c) of the Plan, any adjustment of Shares shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional Shares. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional Shares not being issued or authorized.

4. COMPLIANCE WITH LAWS. This Award will not be effective unless it is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of this Award and also on the date of settlement of this Award. Notwithstanding any other provision in the Grant Notice, this Agreement or the Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Award prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable.

5. DATE OF ISSUANCE.

(a) General. Subject to the delayed settlement provisions set forth in Section 5(b) below and satisfaction of the Withholding Obligation set forth in Section 7 below, the Company will deliver to Participant one (1) Share for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to adjustment under Section 3 above, and subject to any different provisions in the Grant Notice or this Agreement) on the following schedule (each such date or event below, a “Settlement Date”):

(i) If the Initial Vesting Event is a Change in Control, then the Settlement Date for then-vested Restricted Stock Unit(s) will be as of immediately prior to the effective time of the Change of Control.

(ii) If the Initial Vesting Event is an IPO, SPAC Transaction or a Public Trading Event, then the Settlement Date for then-vested Restricted Stock Unit(s) will occur on the earlier of (1) the next trading day following the expiration of the period provided in Section 11 below (the “Lock-Up Period”), and (2) a date determined by the Board or the Committee, as applicable, following the effectiveness of the IPO, SPAC Transaction or the Public Trading Event, as applicable, that is not later than December 31 of the calendar year in which the applicable Restricted Stock Units vest, or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), not later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the applicable Restricted Stock Unit(s) are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(iii) In the case of any Restricted Stock Unit(s) that vest on a Subsequent Vesting Event, the Settlement Date for the Restricted Stock Unit(s) vesting on the applicable date will be a date determined by the Board or the Committee, as applicable, that is not later than December 31 of the calendar year in which the applicable Restricted Stock Unit(s) vest, or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), not later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the applicable Restricted Stock Unit(s) are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(b) Delayed Settlement. Notwithstanding Section 5(a) above, following the IPO, SPAC Transaction or a Public Trading Event, as applicable, in the event that:

(i) Participant is subject to a Company policy permitting certain individuals to sell shares only during certain “window” periods in effect from time to time or Participant is otherwise prohibited from selling Shares in the public market and any Shares covered by the Award are scheduled to be delivered on a day (the “Original Settlement Date”) that (1) does not occur during an open “window period” applicable to Participant, as determined by the Company in accordance with such policy, or (2) does not occur on a date when Participant is otherwise permitted to sell shares of the Company’s Common Stock on the open market (including under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies), and

(ii) either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Settlement Date, (A) not to satisfy the Withholding Obligation by withholding Shares from the Shares otherwise due to Participant under this Award on the Original Settlement Date, (B) not to permit Participant to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 7 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not permit Participant to pay Participant’s Withholding Obligation in cash, then the Shares that would otherwise be issued to Participant on the Original Settlement Date will not be delivered on such Original Settlement Date and will instead be delivered on the first business day when Participant is not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the vesting date occurs, or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the applicable Restricted Stock Units are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c) The form of delivery (e.g., a stock certificate or electronic entry evidencing such Shares) shall be determined by the Company.

(d) Unless and until such time as, and only to the extent that, Shares are issued in settlement of vested Restricted Stock Units, Participant shall have no ownership of the Shares subject to the Restricted Stock Units and shall have no right to dividends or to vote such Shares.

6. DIVIDENDS OR DIVIDEND EQUIVALENT. Participant shall receive no benefit or adjustment to Participant’s Award with respect to any cash dividend, stock dividend, divided equivalent or other distribution that does not result from an adjustment as provided for in Section 9(a) of the Plan; provided, however, that this sentence will not apply with respect to any Shares that are delivered to Participant in connection with Participant’s Award after such Shares have been delivered to Participant.

7. WITHHOLDING OBLIGATION.

(a) As a condition to the issuance of Shares pursuant to this Award, Participant agrees to make arrangements satisfactory to the Company (or a Subsidiary, Parent or Affiliate of the Company) for the payment of the Withholding Obligation (as defined below) that arises upon grant, vesting and/or settlement of the Award (or any portion thereof) and at any other time as reasonably requested by the Company in accordance with applicable tax laws. In furtherance of the foregoing, Participant hereby authorizes any required withholding from the Shares issuable to Participant and/or otherwise agrees to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Subsidiary, Parent or Affiliate of the Company that arise in connection with Participant’s Award (the “Withholding Obligation”).

(b) By accepting this Award, Participant acknowledges and agrees that the Company or any Subsidiary, Parent or Affiliate of the Company may, in its sole discretion, satisfy all or any portion of the Withholding Obligation relating to Participant’s Restricted Stock Units by any of the following means or by a combination of such means, and Participant’s acceptance of this Award constitutes Participant’s consent to any such actions: (i) causing Participant to pay any portion of the Withholding Obligation in cash, check or wire of immediately available funds; (ii) withholding from any compensation otherwise payable to Participant by the Company; (iii) withholding Shares from the Shares issued or otherwise issuable to Participant in connection with the Award with a Fair Market Value as of the applicable date of determination equal to the amount of such Withholding Obligation; provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using up to (but not in excess of) the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Committee, as applicable; and/or (iv) permitting or requiring Participant to enter into a “same day sale” or “sell to cover” arrangement, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby Participant irrevocably elect to sell a portion of the Shares to be delivered in connection with Participant’s Restricted Stock Units to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its affiliates. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to Participant any Shares or any other consideration pursuant to this Award.

(e) In the event the Withholding Obligation arises prior to the delivery to Participant of Shares or it is determined after the delivery of Shares to Participant that the amount of the Withholding Obligation was greater than the amount withheld by the Company, Participant agrees to indemnify and hold the Company (or any applicable Subsidiary, Parent or Affiliate of the Company) harmless from any failure by the Company to withhold the proper amount.

8. TAX CONSEQUENCES. The Company has no duty or obligation to minimize the tax consequences to Participant of this Award and shall not be liable to Participant for any adverse tax consequences to Participant arising in connection with this Award. Participant is hereby advised to consult with Participant’s own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by accepting this Award, Participant has agreed that Participant has done so or knowingly and voluntarily declined to do so. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

9. TRANSFER RESTRICTIONS.

(a) Transfer Restrictions on Restricted Stock Units. Prior to the time that Shares have been delivered to Participant, Participant may not transfer, which includes without limitation a transfer, assignment, granting of a lien or security interest in, pledging, hypothecating, encumbering, selling or otherwise disposing of this Award or the Shares issuable in respect of Participant’s Award, except that Participant’s Award is transferable by will and by the laws of descent and distribution such that, at Participant’s death, vesting of Participant’s Award will cease and Participant’s executor or administrator of Participant’s estate shall be entitled to receive, on behalf of Participant’s estate, any Shares or other consideration that vested but was not issued before Participant’s death. For example, Participant may not use Shares that may be issued in respect of Participant’s Restricted Stock Units as security for a loan. The restrictions on transfer of the Restricted Stock Units set forth herein will lapse upon delivery to Participant of Shares in respect of Participant’s vested Restricted Stock Units; provided that such delivered shares shall be subject to the restrictions otherwise set forth in this Agreement.

(b) Transfer Restrictions on Shares.

(i) Restriction on Transfer. Participant shall not transfer, which includes without limitation a transfer, assignment, granting of a lien or security interest in, pledging, hypothecating, encumbering, selling or otherwise disposing of the Shares or any interest in the Shares issued pursuant to this Agreement (including, without limitation, a transfer by gift or operation of law) except with the prior written consent of the Board or the Committee, as applicable (which such consent may be withheld for any legitimate corporate purpose, as determined by the Board or the Committee, as applicable), and in compliance with the provisions of the Plan, this Agreement, the Company’s Bylaws, the Company’s then current Insider Trading Policy, and applicable securities and other laws.

(ii) Transfer of Shares. Participant or any transferee of the Shares (each, a “Holder”) seeking to transfer some or all of its Shares shall give written notice thereof to the Secretary of the Company that shall include: (1) the name of the Holder; (2) the proposed transferee; (3) the number of Shares of the transfer of which approval is thereby requested; (4) the purchase price (if any) of the shares proposed for transfer; (5) written assurances, in form and substance satisfactory to counsel for the Company, that (A) the proposed disposition does not require registration of the Shares under the Securities Act or under any applicable foreign, federal, state and local securities or other laws or (B) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) or applicable foreign, federal, state and local securities and other laws have been taken; and (6) written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the regulations promulgated under Section 25102(o) of the California Corporations Code, Rule 701 of the Securities Act or under any other applicable securities or other laws or adversely affect the Company’s ability to rely on the exemption(s) from registration under the Securities Act or under any other applicable securities or other laws for the grant of the Restricted Stock Units, the issuance of Shares upon settlement thereof or any other issuance of securities, whether under the Plan or otherwise. The Company may require the Holder to supplement its notice with such additional information as the Company may request.

(iii) Transferee Obligations. Each person (other than the Company) to whom the Shares or any interest therein are transferred by means of one of the permitted transfers specified in this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred Shares are subject to (1) the Company’s Bylaws, (2) the market stand-off provisions of Section 11 of this Agreement and (3) the other restrictions, including without limitation restrictions on transferability, contained herein and in the Plan, to the same extent such Shares would be so subject if retained by Participant.

10. RESTRICTIVE LEGENDS.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares, to the extent appropriate, together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN

INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER AS SET FORTH IN THE COMPANY’S BYLAWS AND/OR A RESTRICTED STOCK UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH SALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES. ANY PURPORTED TRANSFER OF SHARES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS IS VOID.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN RESTRICTED STOCK UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS (OR LONGER) AFTER THE EFFECTIVE DATE OF CERTAIN PUBLIC OFFERINGS OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11. MARKET STAND-OFF. By accepting this Award, Participant agrees that Participant will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Shares or other securities of the Company held by Participant, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rule~~s~~ or regulations (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares until the end of such period. Participant also agrees that any transferee of any Shares (or other securities) of the Company held by Participant will be bound by this Section 11. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 11 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

12. EXECUTION OF DOCUMENTS. Participant hereby acknowledges and agrees that the manner selected by the Company by which Participant indicates Participant’s consent to Participant’s Grant Notice is also deemed to be Participant’s execution and acceptance of Participant’s Grant Notice and of this Agreement. Participant further agrees that such manner of indicating consent may be relied upon as Participant’s signature for establishing Participant’s execution of any documents to be executed in the future in connection with Participant’s Award.

13. NO GUARANTEE OF CONTINUED SERVICE. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE GRANT NOTICE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR OTHER SERVICE PROVIDER FOR THE VESTING PERIOD, OR FOR ANY PERIOD AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR A SUBSIDIARY, PARENT OR AFFILIATE OF THE COMPANY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE OR OTHER SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

14. UNSECURED OBLIGATION. Participant’s Award is unfunded, and as a holder of a vested Award, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares (or other property or cash) pursuant to this Agreement. Participant shall not have voting or any other rights as a stockholder of the Company with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to Participant pursuant to Section 5 of this Agreement. Upon such issuance, Participant will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.

15. NOTICES. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time an electronic confirmation of receipt is received, if delivery is by email; (iii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iv) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (v) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier. Any notice not delivered personally or by email will be sent with postage and/or other charges prepaid and properly addressed to Participant at the last known address or facsimile number on the books of the Company, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto or, in the case of the Company, to it at its principal place of business. Notices to the Company will be marked “Attention: Chief Financial Officer.” Notices by facsimile shall be machine verified as received. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request Participant’s consent to participate in the Plan by electronic means. By accepting this Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. HEADINGS. The headings of the sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

17. MISCELLANEOUS.

(a) The rights and obligations of the Company under Participant’s Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b) Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of Participant’s Award.

(c) Participant acknowledges and agrees that Participant has reviewed Participant’s Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting Participant’s Award and fully understands all provisions of Participant’s Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Board or the Committee, as applicable, for review. The resolution of such a dispute by the Board or the Committee, as applicable, shall be final and binding on the Company and Participant.

(f) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18. GOVERNING PLAN DOCUMENT. Participant’s Award is subject to all the provisions of this Agreement, the Grant Notice and the Plan, the provisions of which are hereby made a part of Participant’s Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Participant’s Award (and any compensation paid or Shares issued under Participant’s Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

19. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of this Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

20. SEVERABILITY. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

22. AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Participant and by a duly authorized representative of the Company, except as otherwise permitted by the Plan.

23. WAIVER. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.

24. SECTION 409A OF THE CODE. This Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. Notwithstanding the foregoing, if it is determined that this Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award shall comply with Section 409A of the Code to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If it is determined that this Award is deferred compensation subject to Section 409A of the Code and Participant is a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of Participant’s “separation from service” (as defined in Section 409A of the Code), then the issuance of any Shares that would otherwise be made upon the date of Participant’s separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service (or Participant’s earlier death), with the balance of the Shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of adverse taxation on Participant in respect of the Shares under Section 409A of the Code. Each installment of Shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

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ATTACHMENT II

Amended 2013 Equity Incentive Plan